EXHIBIT 23.7
                        CONSENT TO BE NAMED AS A DIRECTOR

                                      OF

                         TRANSPORTATION COMPONENTS, INC.

      The undersigned hereby consents to be named as a director of Transportation Components Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April 9,  1998

                                    By:/s/ James R. Davis
                                    Name: James R. Davis